Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:

Lee Newitt

704.344.8150

lnewitt@fairpoint.com

Media Contact:

Sabina Haskell

802.658.7351

shaskell@fairpoint.com

FAIRPOINT COMPLETES SUCCESSFUL REFINANCING

CHARLOTTE, N.C. (February 14, 2013) FairPoint Communications, Inc. (NasdaqCM: FRP) (“FairPoint”) announced today that it has successfully completed the refinancing of its senior secured credit facility.

“We are pleased to complete this refinancing,” said Ajay Sabherwal, Chief Financial Officer of FairPoint. “We have extended our debt maturity by more than three years, while lowering our total debt service and improving covenant flexibility. This added flexibility will allow us to more effectively execute on our revenue transformation and human resource strategies.”

In connection with the refinancing, FairPoint issued $300 million aggregate principal amount of 8.75% senior secured notes due 2019 (the “Notes”) and entered into a new senior secured credit facility. The new senior secured credit facility includes a $640 million term loan maturing in 2019 and a $75 million revolving credit facility maturing in 2018. The proceeds of the refinancing, together with cash on hand, were used to repay the $947 million outstanding under the former term loan, plus accrued interest thereon as of the closing date, and to pay associated fees and expenses.

The Notes were sold in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act.  The Notes have not been registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of Notes or other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About FairPoint Communications, Inc.

FairPoint Communications, Inc. (NasdaqCM: FRP) is a leading communications provider of broadband Internet access, local and long-distance phone, television and other high-capacity data services to customers in communities across 17 states. Through its fast, reliable fiber network, FairPoint delivers high-quality data and voice networking communications solutions to residential, business and wholesale customers. FairPoint delivers VantagePointSM services through its resilient IP-based network in northern New England. This state-of-the-art fiber network provides carrier Ethernet connections to support the surging bandwidth and performance requirements for cloud-based applications like network storage, disaster recovery, distance learning, medical imaging, video conferencing and CAD/CAM along with traditional voice, VoIP, video and Internet access solutions.

Cautionary Note Regarding Forward-looking Statements

Some statements herein are known as “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions and other statements contained herein that are not historical facts. When used herein, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements, including the Company’s plans, objectives, expectations and intentions and other factors. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to the Company and speak only as of the date hereof. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made on related subjects in the Company’s subsequent reports filed with the Securities and Exchange Commission.

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